Exhibit 99.1

Caladrius Biosciences Announces the Resignation of Dr. Douglas Losordo, Chief Medical Officer

The Company retains Robert Honigberg, M.D., as interim Chief Medical Officer

BASKING RIDGE, N.J. (November 17, 2020) – Caladrius Biosciences, Inc. (Nasdaq: CLBS) (“Caladrius” or the “Company”), a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease, today announced that Dr. Douglas Losordo, Chief Medical Officer (“CMO”) of the Company, has tendered his resignation in order to explore opportunities outside of Caladrius. Effective immediately, industry veteran Robert Honigberg, M.D., has been retained to assume the role of interim CMO and will provide continuity of leadership and support for the Company’s clinical and regulatory activities.

“We thank Doug for his significant contributions to our programs to date and wish him the very best in his future endeavors,” said David J. Mazzo, PhD, President and Chief Executive Officer of Caladrius. “We believe that CD34+ cell technology holds great potential for the treatment of a number of ischemic diseases and we remain steadfast in our commitment to this technology, our employees and our clinical programs. I look forward to working with Dr. Honigberg on an interim basis. His wealth of clinical and regulatory experience, particularly in the cardiovascular space, will be a valuable asset to Caladrius as we make a strong push towards upcoming important clinical milestones.”

Throughout the course of his career, Dr. Honigberg has served in the role of senior medical affairs officer at several companies including Shire Plc., CardioDx, Inc., GE Healthcare, Ethicon Endo-Surgery and Ortho Biotech, both Johnson & Johnson operating companies, Flexion Therapeutics, Inc., Liposcience, Inc., and Schering-Plough Corporation.

Dr. Honigberg is trained as a surgeon and graduated from Duke University with a BA in Economics, obtained his medical degree from Northwestern University’s Feinberg School of Medicine, and later an MBA from Northwestern University’s Kellogg School of Management. He undertook his surgical internship and residency at Albert Einstein College of Medicine/Montefiore Medical Center in New York City.

About Caladrius Biosciences

Caladrius Biosciences, Inc. is a clinical-stage biopharmaceutical company dedicated to the development of cellular therapies designed to reverse disease. We are developing first-in-class cell therapy products based on the finely tuned mechanisms for self-repair that exist in the human body. Our technology leverages and enables these mechanisms in the form of specific cells, using formulations and modes of delivery unique to each medical indication.

The Company’s current product candidates include: HONEDRA® (formerly CLBS12), recipient of SAKIGAKE designation and eligible for early conditional approval in Japan for the treatment of critical limb ischemia (“CLI”) based on the results of an ongoing clinical trial; CLBS14, a Regenerative Medicine Advanced Therapy (“RMAT”) designated therapy for which the Company has finalized with the U.S. Food and Drug Administration (the “FDA”) a protocol for a Phase 3 confirmatory trial in subjects with no-option refractory disabling angina (“NORDA”); CLBS16, the subject of both a recently completed positive Phase 2a study and a newly initiated Phase 2b study in the U.S. for the treatment of coronary microvascular dysfunction (“CMD”); and CLBS119, an emergent CD34+ stem cell therapy responding to the COVID-19 pandemic and the potentially permanent damage the virus inflicts on the lungs of many patients. For more information on the company, please visit www.caladrius.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements including, without limitation, all statements related to the intended use of net proceeds from financings as well as any expectations of revenues, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “plan,” “project,” “forecast,” “outlook,” “intend,” “may,” “will,” “expect,” “likely,” “believe,” “could,” “anticipate,” “estimate,” “continue” or similar expressions or other variations or comparable terminology are intended to identify such forward-looking statements, although some forward-looking statements are expressed differently. Factors that could cause future results to differ materially from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2020 and in the Company’s other periodic filings with the SEC. The Company’s further development is highly dependent on, among other things, future medical and research developments and market acceptance, which are outside of its control. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. Caladrius does not intend, and disclaims any obligation, to update or revise any forward-looking information contained in this Press Release or with respect to the matters described herein, except as required by law.

Contact:

Investors:
Caladrius Biosciences, Inc.
John Menditto
Vice President, Investor Relations and Corporate Communications
Phone: +1-908-842-0084
Email: jmenditto@caladrius.com

Media:
W2O Group
Christiana Pascale
Phone: +1-212-257-6722
Email: cpascale@w2ogroup.com
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